Exhibit 99.12

Report of the Director and

Financial Statements

for the Year Ended 31 December 2019

for

Mastermind Principles Ltd

Mastermind Principles Ltd

Contents of the Financial Statements
for the Year Ended 31 December 2019

Mastermind Principles Ltd

Company Information

for the Year Ended 31 December 2019

DIRECTOR:	S W H Zutshi

REGISTERED OFFICE:	Quadrant Court
Calthorpe Road
Edgbaston
Birmingham
Bl5 1TH

REGISTERED NUMBER:	07106363 (England and Wales)

AUDITORS:	SKS Audit LLP
3 Sheen Road
Richmond Upon Thames
TW9 1AD

Mastermind Principles Ltd

Report of the Director

for the Year Ended 31 December 2019

The director presents his report with the financial statements of the company for the year ended 31 December 2019.

INCORPORATION

The company was incorporated on 16 December 2009.

PRINCIPAL ACTIVITY

The principal activity of the company in the year under review was that of management consultancy activities other than financial management.

DIRECTOR

S W H Zutshi held office during the whole of the period from 1 January 2019 to the date of this report.

The director, being eligible, offers himself for election at the forthcoming first Annual General Meeting.

STATEMENT OF DIRECTOR'S RESPONSIBILITIES

The director is responsible for preparing the Report of the Director and the financial statements in accordance with applicable law and regulations.

Company law requires the director to prepare financial statements for each financial year. Under that law the director has elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the director must not approve the financial statements unless he is satisfied that they give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements, the director is required to:

-	select suitable accounting policies and then apply them consistently;

-	make judgements and accounting estimates that are reasonable and prudent;

The director is responsible for keeping adequate accounting records that are sufficient to show and explain the company's transactions and disclose with reasonable accuracy at any time the financial position of the company and enable him to ensure that the financial statements comply with the Companies Act 2006. He is also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

STATEMENT AS TO DISCLOSURE OF INFORMATION TO AUDITORS

So far as the director is aware, there is no relevant audit information ( as defined by Section 418 of the Companies Act 2006) of which the company's auditors are unaware, and he has taken all the steps that he ought to have taken as a director in order to make himself aware of any relevant audit information and to establish that the company's auditors are aware of that information.

AUDITORS

The auditors, SKS Audit LLP, will be proposed for re-appointment at the forthcoming Annual General Meeting.

This report has been prepared in accordance with the provisions of Part 15 of the Companies Act 2006 relating to small companies.

ON BEHALF OF THE BOARD:

/s/ Simon Zutshi

S W H Zutshi - Director

21 September 2021

Report of the Independent Auditors to the Members of

Mastermind Principles Ltd

Opinion

We have audited the financial statements of Mastermind Principles Ltd (the 'company') for the year ended 31 December 2019 which comprise the Income Statement, Balance Sheet and Notes to the Financial Statements, including a summary of significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards, including Financial Reporting Standard 102 'The Financial Reporting Standard applicable in the UK and Republic of Ireland' (United Kingdom Generally Accepted Accounting Practice).

In our opinion the financial statements:

-	give a true and fair view of the state of the company's affairs as at 31 December 2019 and of its profit for the year then ended;

-	have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and

-	have been prepared in accordance with the requirements of the Companies Act 2006.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law. Our responsibilities under those standards are further described in the Auditors' responsibilities for the audit of the financial statements section of our report. We are independent of the company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC's Ethical Standard, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

We have nothing to report in respect of the following matters in relation to which the ISAs (UK) require us to report to you where:

-	the director's use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or

-	the director has not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the company's ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

Other information

The director is responsible for the other information. The other information comprises the information in the Report of the Director, but does not include the financial statements and our Report of the Auditors thereon.

Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2006

In our opinion, based on the work undertaken in the course of the audit:

-	the information given in the Report of the Director for the financial year for which the financial statements are prepared is consistent with the financial statements; and

-	the Report of the Director has been prepared in accordance with applicable legal requirements.

Report of the Independent Auditors to the Members of

Mastermind Principles Ltd

Matters on which we are required to report by exception

In the light of the knowledge and understanding of the company and its environment obtained in the course of the audit, we have not identified material misstatements in the Report of the Director.

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

-	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

-	the financial statements are not in agreement with the accounting records and returns; or

-	certain disclosures of director's remuneration specified by law are not made; or

-	we have not received all the information and explanations we require for our audit; or

-	the director was not entitled to prepare the financial statements in accordance with the small companies regime and take advantage of the small companies' exemption from the requirement to prepare a Strategic Report or in preparing the Report of the Director.

Responsibilities of director

As explained more fully in the Statement of Director's Responsibilities set out on page two, the director is responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as the director determines necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the director is responsible for assessing the company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the director either intends to liquidate the company or to cease operations, or has no realistic alternative but to do so.

Auditors' responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue a Report of the Auditors that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council's website at www.frc.org.uk/auditorsresponsibilities. This description forms part of our Report of the Auditors.

Use of our report

This report is made solely to the company's members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in a Report of the Auditors and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

/s/ SKS Audit LLP

Bobby Bhogal (Senior Statutory Auditor)

for and on behalf of SKS Audit LLP

3 Sheen Road

Richmond Upon Thames

TW9 1AD

21 September 2021

Mastermind Principles Ltd

Income Statement

for the Year Ended 31 December 2019

	Notes	£
TURNOVER		2,938,775
Cost of sales		(1,409,732)
GROSS PROFIT		1,529,043
Administrative expenses		(1,150,832)
		378,211
Other operating income		21,000
OPERATING PROFIT	4	399,211
Interest receivable and similar income		9,578
		408,789
Interest payable and similar expenses		(73,047)
PROFIT BEFORE TAXATION		335,742
Tax on profit		(158,004)
PROFIT FOR THE FINANCIAL YEAR		177,738

The notes form part of these financial statements

Mastermind Principles Ltd (Registered number: 07106363)

Balance Sheet

31 December 2019

	Notes	£
FIXED ASSETS
Tangible assets	5	17,472

CURRENT ASSETS
Stocks		11,197
Debtors	6	2,807,426
Cash in hand		438
		2,819,061
CREDITORS
Amounts falling due within one year	7	(1,572,226)

NET CURRENT ASSETS		1,246,835

TOTAL ASSETS LESS CURRENT LIABILITIES		1,264,307

CAPITAL AND RESERVES
Called up share capital		2
Retained earnings		1,264,305
		1,264,307

The financial statements have been prepared in accordance with the provisions applicable to companies subject to the small companies regime.

The financial statements were approved by the director and authorised for issue on 21 September 2021 and were signed by:

/s/ Simon Zutshi

S W H Zutshi - Director

The notes form part of these financial statements

Mastermind Principles Ltd

Notes to the Financial Statements
for the Year Ended 31 December 2019

1.	STATUTORY INFORMATION

Mastermind Principles Ltd is a private company, limited by shares, registered in England and Wales. The company's registered number and registered office address can be found on the Company Information page.

2.	ACCOUNTING POLICIES

BASIS OF PREPARING THE FINANCIAL STATEMENTS

These financial statements have been prepared in accordance with Financial Reporting Standard 102 "The Financial Reporting Standard applicable in the UK and Republic of Ireland" including the provisions of Section lA "Small Entities" and the Companies Act 2006. The financial statements have been prepared under the historical cost convention.

TURNOVER

Turnover is measured at the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

TANGIBLE FIXED ASSETS

Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life.

Plant and machinery     -     20% on reducing balance

STOCKS

Stocks are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

TAXATION

Taxation for the year comprises current and deferred tax. Tax is recognised in the Income Statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity.

Current or deferred taxation assets and liabilities are not discounted.

Current tax is recognised at the amount of tax payable using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

DEFERRED TAX

Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date.

Timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in financial statements. Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the year end and that are expected to apply to the reversal of the timing difference.

Unrelieved tax losses and other deferred tax assets are recognised only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

HIRE PURCHASE AND LEASING COMMITMENTS

Rentals paid under operating leases are charged to profit or loss on a straight line basis over the period of the lease.

PENSION COSTS AND OTHER POST-RETIREMENT BENEFITS

The company operates a defined contribution pension scheme. Contributions payable to the company's pension scheme are charged to profit or loss in the period to which they relate.

3.	EMPLOYEES AND DIRECTORS

The average number of employees during the year was 22.

Page 7	continued ...

Mastermind Principles Ltd

Notes to the Financial Statements - continued
for the Year Ended 31 December 2019

4.	OPERATING PROFIT

The operating profit is stated after charging:

£
Depreciation - owned assets	320

5.	TANGIBLE FIXED ASSETS

Plant and
machinery
£
COST
At 1 January 2019	65,885
Additions	786
At 31 December 2019	66,671

DEPRECIATION
At 1 January 2019	48,879
Charge for year	320
At 31 December 2019	49,199

NET BOOK VALUE
At 31 December 2019	17,472
At 31 December 2018	17,006

6.	DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£
Trade debtors	548,782
Provision for bad debts	(250,470)
Amounts owed by associates	742,185
Other debtors	1,746,791
Prepayments and accrued income	20,138
2,807,426

7.	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

£
Bank loans and overdrafts	19,745
Other loans	82,000
Trade creditors	79,334
Corporation tax	192,761
Social security and other tax	10,836
VAT	123,198
Other creditors	10,804
Amounts due to related parties	128,994
Directors' current accounts	37,514
Accrued expenses	887,040
1,572,226

Page 8	continued ...

Mastermind Principles Ltd

Notes to the Financial Statements - continued
for the Year Ended 31 December 2019

8.	RELATED PARTY DISCLOSURES

Property Investors Network Ltd
Director substantial interest

During the year the company repaid loan of £567,528 (2019: £696,522) from Property Investors Network Ltd, a company in which Mr Simon Zutshi is materially interested as both a director and a shareholder, No interest was charged on the loan during the year, and the balance outstanding as at the year end was £128,994 (2018: £696,522).

£
Amount due to related party at the balance sheet date	128,994

Crowd Property Ltd

Director substantial interest

£
Amount due from related party at the balance sheet date	215,014

Throckley House Ltd

Substantial director interest

£
Amount due from related party at the balance sheet date	22,063

Vision 1 Investments Ltd

director substantial interest

£
Amount due from related party at the balance sheet date	231,199

Rent to Buy Ltd

director substantial interest

£
Amount due from related party at the balance sheet date	32,345

BG3 Ltd

director substantial interest

£
Amount due from related party at the balance sheet date	241,389

BG2 Ltd

director substantial interest

£
Amount due from related party at the balance sheet date	96

Page 9	continued ...

Mastermind Principles Ltd

Notes to the Financial Statements - continued

for the Year Ended 31 December 2019

8.	RELATED PARTY DISCLOSURES - continued

Hatfield House
director substantial interest

£
Amount due from related party at the balance sheet date	82

Mastermind Principles Ltd

Trading and Profit and Loss Account
for the Year Ended 31 December 2019

	£	£
Sales		2,938,775

Cost of sales
Purchases	727,403
Coaching and mentoring	264,763
Commissions payable	366,843
Advertising	61,920
	1,420,929
Closing stock	(11,197)
		1,409,732
GROSS PROFIT		1,529,043

Other income
Rent received	21,000
Bank interest receivable	9,578
		30,578
		1,559,621
Expenditure
Wages	548,777
Pensions	10,450
Rent	128,064
Insurance	17,613
Directors' salaries	9,363
Telephone	14,380
Post and stationery	7,251
Travelling	52,281
Household and cleaning	3,643
Staff recruitment costs	19,074
Computer costs	57,917
Sundry expenses	2,793
Staff training	28,657
Accountancy	2,083
Subscriptions	1,247
Professional fees	62,194
Legal and professional fees	1,272
Depreciation of tangible fixed assets
Plant and machinery	320
Hire of plant and machinery	4,858
Entertainment	1,462
Bad debts	112,049
		1,085,748
Carried forward		473,873

This page does not form part of the statutory financial statements

Mastermind Principles Ltd

Trading and Profit and Loss Account
for the Year Ended 31 December 2019

	£	£
Brought forward		473,873
Finance costs
Bank charges	65,084
Bank interest on loans	73,009
Non bank interest on loans	38
		138,131
NET PROFIT		335,742

This page does not form part of the statutory financial statements

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